Exhibit 99.1

Roadzen Signs Definitive Agreement to Acquire a Leading European MGA Focused on Short-Term Car Rental Insurance

The acquisition is expected to add a scaled, fully regulated European insurance platform powering over 800,000 policies annually, with approximately $18–20 million in revenue and approximately $1.6–2 million in EBITDA

The business is being acquired by Roadzen’s India subsidiary in exchange for stock or cash and is not expected to be dilutive to Roadzen’s Nasdaq shareholders

Combines over a decade of proprietary short-trip pricing data with Roadzen’s AI to power real-time underwriting and automated, computer-vision-led claims — transformative for the $27 billion car rental insurance segment

NEW YORK, July 9, 2026 (GLOBE NEWSWIRE) — Roadzen Inc. (Nasdaq: RDZN), a global leader in AI at the intersection of insurance and mobility, today announced the signing of a definitive agreement to acquire a leading technology-driven managing general agent (“MGA”) specializing in short-term car rental insurance across Europe.

The acquisition is being made by Roadzen’s India subsidiary, Roadzen Technologies Limited (“Roadzen India”), which is 92% owned by Roadzen Inc. Under the terms of the purchase agreement, the sellers may elect to receive equity in Roadzen India, based on a valuation of Roadzen India at approximately $280 million, or cash. As a result, the transaction is not expected to be directly dilutive to Roadzen’s Nasdaq shareholders. Total consideration is approximately $15 million — 50% payable at closing and 50% structured as a three-year earn-out contingent on milestones.

The business is one of Europe’s leading technology-enabled specialists in the short-term car rental insurance market. It distributes through embedded API integrations with leading rental car partners across multiple European markets, alongside a direct-to-consumer platform. The company writes approximately 800,000 policies annually and is expected to generate approximately $18–20 million in revenue and approximately $1.6–2 million in EBITDA in its current fiscal year, with no debt, positive free cash flow, and a lean team of around 20 people supported by its proprietary technology. It is regulated in the European Union and the United Kingdom, backed by multi-year A-rated underwriting capacity, with a strong combined ratio.

The global car rental insurance market is valued at approximately $27 billion and operates as a highly lucrative ancillary revenue stream within the broader global auto insurance market. The segment is growing at approximately a 6.8% CAGR, driven by increasing vehicle utilization, rising insurance penetration in leisure and corporate rentals, and the need to protect rental operators from costly claims amid inflated vehicle repair costs. As rental volumes rise and pricing, claims, and fraud increasingly move to real-time, technology-driven platforms, the market is primed for transformation. This acquisition provides Roadzen with a fully licensed, scaled and profitable MGA platform to accelerate its global expansion and deliver AI-powered insurance across the short-trip mobility market. Roadzen already works with several large car rental fleet operators and can now offer this product directly to them.

Rohan Malhotra, Founder and CEO of Roadzen commented, “This business embeds directly into the rental booking flow and issues cover instantly — over 800,000 times a year, fully automated and near-touchless. Today, that pricing is largely static. The opportunity we saw is to bring Roadzen’s AI to it and move to real-time, dynamic pricing at the point of sale. That combination — proven distribution at scale, now powered by our AI — is exactly what we are building at Roadzen, and a central reason we pursued this acquisition. We already work with car rental fleet operators globally and can now offer this product directly to them, and our AI and computer vision already assess the condition of rental vehicles before and after each trip, strengthening claims.”

Roadzen is partnering closely with the team to bring its core AI capabilities to bear across the platform. On the underwriting side, Roadzen’s models can enhance real-time risk selection and pricing at the point of sale, drawing on the business’s deep short-trip loss data to price more accurately by market, vehicle, duration, and customer profile — supporting disciplined combined ratios as volumes grow. On the claims side, Roadzen’s computer-vision technology assesses the pre- and post-condition of a rental vehicle from images, enabling faster, more accurate damage adjudication, reducing leakage and fraud, and driving toward a near-touchless claims experience. As the two teams work together, Roadzen’s AI is immediately additive to the business’s already automated, technology-led processes — accelerating settlement, improving accuracy, and expanding margin on the existing book while raising the quality of the underlying data that feeds future pricing.

Key Highlights and Synergies

●	Writes approximately 800,000 policies a year through embedded API integrations with leading rental car websites and partners

●	Expected to generate approximately $18–20 million in revenue and approximately $1.6–2 million in EBITDA in its current fiscal year

●	Strong combined ratio and disciplined underwriting performance

●	Capital-light MGA model with no underwriting risk taken on directly, backed by durable multi-year A-rated capacity — closely aligned with Roadzen’s own business model

●	Highly synergistic to Roadzen’s existing global car rental fleet clients, with Roadzen’s AI computer-vision assessment of vehicle pre- and post-condition already additive to underwriting and claims

●	Over a decade of proprietary short-trip underwriting data — millions of policies — a foundational asset for pricing insurance in a future of autonomous mobility

“What excites us most is what this means for the future,” added Malhotra. “This business has spent well over a decade learning how to price insurance for short trips — thousands of individual rentals priced every day across markets, vehicles, and durations, now spanning millions of policies. We believe short-term, per-trip insurance pricing is central to the future of mobility: as the world moves toward fleets and, ultimately, autonomous vehicles carrying passengers for short journeys, the ability to underwrite risk by the trip rather than by the year becomes an important capability in insurance, distinct from annual, long-term pricing. We are excited to work with this data and to layer our AI on top of it to build real-time pricing products for short-duration insurance — products we believe will be foundational to how mobility is insured in that future. There are very few places in the world where a dataset and pricing expertise like this exist at this depth. With this incredible team and this data, combined with our technology and global footprint, we can expand the business into new markets. Together with the growth we’re seeing in India and our expansion in the U.S., this marks the next phase of Roadzen’s journey — building the world’s leading company at the intersection of AI, insurance, and mobility.”

Once all closing conditions are met and the transaction is completed, Roadzen will disclose the name of the acquired business. Closing is anticipated in the early fourth quarter of the calendar year.

About Roadzen Inc.

Roadzen Inc. (Nasdaq: RDZN) is a global leader in AI at the convergence of insurance and mobility. Roadzen builds technology that helps insurers, automakers, and fleets better predict and prevent risk, automate claims, and deliver seamless, embedded insurance experiences. Thousands of clients across North America, Europe, and Asia — from the world’s leading insurers, carmakers, and fleets to dealerships and agents — use Roadzen’s technology to build new products, sell insurance, process claims, and improve road safety. Roadzen’s pioneering work in telematics, generative AI, and computer vision has earned recognition from Forbes, Fortune, and Financial Express as one of the world’s top AI innovators. Headquartered in Burlingame, California, Roadzen employs more than 450 people across offices in the U.S., U.K., India and China. Learn more at www.roadzen.ai.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” and “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, statements regarding our ability to consummate the transaction described in this press release when anticipated, or at all, anticipated benefits and synergies of the transaction, including anticipated revenue and EBITDA, our anticipated strategy, valuation, demand for our products, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management, as well as all other statements other than statements of historical fact included in this press release. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in “Risk Factors” in our Securities and Exchange Commission (“SEC”) filings, including the annual report on Form 10-K we filed with the SEC on June 29, 2026. We urge you to consider these factors, risks and uncertainties carefully in evaluating the forward-looking statements contained in this press release. All subsequent written or oral forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this press release are made only as of the date of this release. Except as expressly required by applicable securities law, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Investor Contacts: IR@roadzen.ai

Media Contacts: Sanya Soni sanya@roadzen.ai or media@roadzen.ai